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Exhibit 4.11

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by and between

CALIPER LIFE SCIENCES, INC.

and

THE BERWIND COMPANY LLC

Dated as of December 18, 2007

i

DEFINED TERMS

Affiliate	1
Agents	10
Agreement	1
Commission	1
Common Stock	1
Company	1
Damages	10
Exchange Act	1
FINRA	1
FINRA Rules	9
Inspector	7
Inspectors	7
Investor	1
Person	1
Prospectus	1
Purchase Agreement	1
Records	7
Registrable Securities	2
Registration Expenses	2
Securities Act	1
Shelf Registration	2
Shelf Registration Statement	3
Special Registration Statement	3
Underwriters	3
Underwritten Offering	3
Underwritten Registration	3

ii

REGISTRATION RIGHTS AGREEMENT

        THIS IS A REGISTRATION RIGHTS AGREEMENT, dated as of December 18, 2007 (the "Agreement"), by and between Caliper Life Sciences, Inc., a Delaware corporation (the "Company"), and The Berwind Company LLC, a Delaware limited liability company (the "Investor").

        Pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of June 9, 2003, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of July 10, 2003 and that certain Amendment No. 2 to Stock Purchase Agreement dated as of April 1, 2004, among the Company, the Investor and Berwind Corporation, a Pennsylvania corporation, the Company has issued 3,150,000 shares of its common stock, par value $.001 per share, to the Investor. The Company filed the Shelf Registration Statement (as defined below) on November 21, 2007 to, among other things, register such shares of common stock for resale pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Investor desire to enter into this Agreement to set forth their respective rights and obligations with respect to the registration of such shares of common stock and the Shelf Registration Statement and to amend the Purchase Agreement as more specifically described herein.

        In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

        1.    Definitions.

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        "Affiliate" has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means the common stock, par value $.001 per share, of the Company, as adjusted for any stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "FINRA" means the Financial Industry Regulatory Authority, Inc.

        "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof or any other entity of any kind.

        "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus (whether filed before or after the date of such prospectus).

        "Registration Expenses" means any and all costs and expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation: (i) all Commission, stock exchange, FINRA and other registration, qualification, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including the reasonable fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering the Shelf Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the reasonable fees and disbursements of one firm of attorneys for the holders of Registrable Securities, (vi) the fees and disbursements of the independent accounting firm of the Company, any subsidiary of the Company and any business acquired by the Company (including the expenses of any audit and/or "comfort" letters, if required by the terms of this Agreement) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities, if required by the terms of this Agreement, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, except as set forth in the first proviso below, and (ix) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties); provided, however, that the holders of the Registrable Securities shall bear any costs and expenses they incur comprising underwriters' commissions, transfer taxes or, except as provided in clause (v) above, the fees and expenses of any brokers, accountants or other representatives retained by such holders; provided, further, that in the event the Company shall not register any securities with respect to which it had given written notice of its intention to register to holders of the Registrable Securities, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the holders in connection with such registration shall be deemed to be Registration Expenses. In no event shall the Company be obligated to pay more than $30,000 in out-of-pocket Registration Expenses for the purpose of conducting Underwritten Offerings pursuant to this Agreement.

        "Registrable Securities" has the meaning set forth in Section 2 of this Agreement.

        "Shelf Registration" means a registration of the Registrable Securities pursuant to Section 4 of this Agreement and the Shelf Registration Statement.

        "Shelf Registration Statement" means the "shelf" registration statement (Registration No. 333-147571) filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company on November 21, 2007, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

        "Special Registration Statement" means a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an offering of securities solely pursuant to the Company's equity compensation plans or to security holders of a Person being acquired by, or merged with, the Company.

        "Underwriters" means the underwriters, if any, of the offering being conducted under the Securities Act.

        "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

        2.    Registrable Securities; Registration Expenses; Registration Rights to Others.

          (a)   The securities entitled to the benefits of this Agreement are the Registrable Securities. As used herein, "Registrable Securities" means the shares of Common Stock issued to the Investor pursuant to the Purchase Agreement, as adjusted for any stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof; provided, however, that any share of Common Stock shall cease to be a Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement covering such Common Stock; or

  (ii) it has been sold pursuant to the provisions of Rule 144 under the Securities Act. The Company agrees that it shall not effect or permit to occur any combination or subdivision of its Common Stock which would adversely affect the ability of the holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

          (b)   The Company will pay all Registration Expenses in connection with the Shelf Registration whether or not such registration shall become effective.

          (c)   The Company represents and warrants that it is not currently a party to any agreement with respect to its securities granting registration rights to any other Persons that is in conflict with this Agreement. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the holders of Registrable Securities.

        3.    [intentionally omitted]

        4.    Shelf Registration.

          (a)   The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act no later than 75 calendar days following the date hereof but if, despite such commercially reasonable efforts, the Shelf Registration Statement is not declared effective under the Securities Act within such time period, the Company shall thereafter continue to use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act until it is so declared effective; provided, however, that the Company may, upon written notice to all holders of Registrable Securities, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 45 days in any 90-day period or an aggregate of 90 days in any 12-month period if the Company possesses material nonpublic information, the disclosure of which would, in the reasonable good faith determination of the Company's Board of Directors, have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company shall not permit any securities other than Registrable Securities and securities offered by the Company to be included in the Shelf Registration.

          (b)   The Company shall use its commercially reasonable efforts:

              (i)  To keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by the holders of the Registrable Securities until the Registrable Securities cease to be Registrable Securities; and

             (ii)  After the date on which the Commission declares the Shelf Registration Statement effective or on which the Shelf Registration Statement otherwise becomes effective, to take any action reasonably necessary to enable any holder of Registrable Securities that is not then named as a selling securityholder in the Shelf Registration Statement to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action reasonably necessary to identify such holder as a selling securityholder in the Shelf Registration Statement.

          (c)   The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if the Company or any of its Affiliates voluntarily takes any action that would result in the holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is required by applicable law and the Company thereafter promptly complies with the requirements of Section 5(e) below.

          (d)   The Company may, upon written notice to all holders of Registrable Securities, suspend the use of the Prospectus for a reasonable period not to exceed 45 days in any 90-day period or an aggregate of 90 days in any 12-month period if the Company possesses material nonpublic information, the disclosure of which would, in the reasonable good faith determination of the Company's Board of Directors, have a material adverse effect on the Company and its subsidiaries taken as a whole.

        5.    Registration Procedures and Other Obligations.    With respect to the Company's obligation to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as reasonably possible:

          (a)   ensure that the Shelf Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements and other information required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective and to keep the sellers of Registrable Securities advised in writing of the filing of such Shelf Registration Statement, the other matters set forth in Section 5(e) and any material developments regarding such registration;

          (b)   prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement, in each case until such time as all Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Shelf Registration Statement (including in connection with an Underwritten Offering requested pursuant to Section 8); provided, however, that prior to filing with the Commission any amendment or supplement to the Shelf Registration Statement or Prospectus included therein, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide counsel for the sellers of Registrable Securities under such Shelf Registration Statement and any other Inspector (defined below) with a reasonably adequate and appropriate opportunity (at least 5 business days prior to filing and for at least 2 business days after any final material changes are made to any draft document) to review and comment on such document, and (ii) not file any amendment or supplement to the Shelf Registration Statement or Prospectus included therein, or comparable statements under securities or blue sky laws of any jurisdiction, to which such counsel or any other Inspector shall have reasonably objected; provided, however, that for the avoidance of doubt, the filing by the Company of reports under the Exchange Act, which may be incorporated by reference into the Prospectus (other than any reports that are filed for the specific purpose of amending the Shelf Registration Statement or Prospectus included therein), shall not be subject to such pre-filing review and comment by any Inspector;

          (c)   furnish, without charge, to each seller of such Registrable Securities and each Underwriter, if any, of the securities covered by such Shelf Registration Statement, such number of copies of such Shelf Registration Statement and of each amendment and supplement thereof (in each case including all exhibits), and the Prospectus included in such Shelf Registration Statement (including each preliminary Prospectus and summary Prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller and Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller (the Company hereby consenting to the use in accordance with applicable law of such Shelf

  Registration Statement (or amendment or post-effective amendment thereto) and such Prospectus (or preliminary Prospectus or supplement thereto or summary Prospectus) by each such seller of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Shelf Registration Statement or Prospectus);

          (d)   use its commercially reasonable efforts to (i) register or qualify such Registrable Securities and other securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller or the sole or lead managing Underwriter, if any, shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not already doing business or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject, except as may be required by the Securities Act; and (ii) obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities to consummate the disposition of such Registrable Securities;

          (e)   promptly notify each seller of any Registrable Securities covered by such Shelf Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Shelf Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement related thereto or post-effective amendment to the Shelf Registration Statement has been filed and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any state securities or blue sky authority for amendments or supplements to the Shelf Registration Statement or the Prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threat of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Shelf Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Shelf Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading; (vi) if at any time the representations and warranties contained in any underwriting agreement in respect of such offering cease to be true and correct in all material respects; and (vii) of the Company's reasonable determination that a post-effective amendment to the Shelf Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Shelf Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 5(e), the Company shall promptly, subject to Section 4(d), prepare a supplement or post-effective amendment to such Shelf Registration Statement or related Prospectus or file any other required document so that (1) such Shelf Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such holder and each Underwriter, if any, a reasonable number of copies of such Prospectus as so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 5(e), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

          (f)    use its commercially reasonable efforts to cause all such Registrable Securities to be duly included for quotation or listed on each inter-dealer quotation system or securities exchange on which the Common Stock is then quoted or listed, provide a CUSIP number for all Registrable Securities (if requested by the holders of such Registrable Securities) and provide and cause to be maintained an independent transfer agent and registrar for such Registrable Securities covered by such Shelf Registration Statement not later than the effectiveness of such Shelf Registration Statement;

          (g)   in the event of an Underwritten Offering, furnish to each seller of Registrable Securities covered by such Shelf Registration Statement a signed counterpart, addressed to such seller and to the Underwriters of:

              (i)  an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory in form and substance to the sellers of not less than 50% of such Registrable Securities and the sole or lead managing Underwriter; and

             (ii)  a "comfort" letter, dated the date of the underwriting agreement and a "bring down" letter dated the date of each closing under the underwriting agreement, signed by the independent registered public accounting firm who has certified the Company's financial statements included or incorporated by reference in such Shelf Registration Statement (and, if necessary, from the independent registered public accounting firm of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Shelf Registration Statement), covering such matters with respect to such Shelf Registration Statement as are customarily covered in accountants' letters delivered to the underwriters in Underwritten Offerings of securities as may reasonably be requested by the sellers of not less than 50% of such Registrable Securities (and the sole or lead managing Underwriter);

          (h)   make available for inspection by any seller of such Registrable Securities covered by such Shelf Registration Statement, by any Underwriter participating in any disposition to be effected pursuant to such Shelf Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such Underwriter (individually, an "Inspector" and collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibilities (collectively, the "Records"), and cause all of the Company's and any subsidiaries' officers, directors and employees, and the independent registered public accounting firm of the Company, to supply all information reasonably requested by any such seller, underwriter, or Inspector in connection with such Shelf Registration Statement; provided that any Records that are designated by the Company in writing as confidential shall be kept confidential by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of material fact in such Shelf Registration Statement that has not been corrected by the Company pursuant to Section 5(e) or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or by any regulatory authority having jurisdiction. Each Investor agrees that non-public information obtained by it as a result of such inspections shall be deemed confidential and acknowledges its obligations under the Federal securities laws not to trade any securities of the Company on the basis of material non-public information;

          (i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (j)    enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form with customary representations, warranties and indemnities) and provide officers' certificates and other customary closing documents;

          (k)   cooperate with each seller of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters in the marketing of Registrable Securities in any Underwritten Offering (including making road show presentations);

          (l)    cooperate with the sellers of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the sellers of Registrable Securities at least three business days prior to any sale of Registrable Securities;

          (m)  upon request, furnish to each seller of Registrable Securities and the sole or lead managing Underwriter, if any, without charge, at least one manually-signed copy of the Shelf Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

          (n)   if requested by the sole or lead managing Underwriter, if any, or any seller of Registrable Securities, promptly incorporate in a Prospectus supplement or post-effective amendment such information, including, without limitation, information concerning such seller of Registrable Securities, the Underwriters, the intended method of distribution, the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, as the sole or lead managing Underwriter or the seller of Registrable Securities reasonably requests to be included therein and as to which the Company does not reasonably object; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to the Shelf Registration Statement if reasonably requested by the sole or lead managing Underwriter of such Registrable Securities;

          (o)   in the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) (or any successor provision thereto) of the NASD rules of the FINRA, as amended from time to time ("FINRA Rules")) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the FINRA Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the FINRA Rules, including, without limitation, by (i) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the FINRA Rules (or any successor provision thereto)) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (ii) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof, and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the FINRA Rules; and

          (p)   use its commercially reasonable efforts to take all other steps reasonably necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

        The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information regarding such seller and the distribution of such Registrable Securities as may be legally required; provided, however, that such information shall be used only in connection with such registration. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any holder thereof fails to furnish such information reasonably promptly following the Company's request, the Company's obligations, to the extent affected thereby, shall be tolled until such information is delivered to the Company. If the Shelf Registration Statement or comparable statement under "blue sky" laws refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and the

Company, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company and (ii) in the event that such reference to such holder by name or otherwise is not in the reasonable judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such holder.

        Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (e)(ii) through (vii) of this Section 5, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such holder's receipt of the supplemented or amended Prospectus contemplated by clause (e) of this Section 5, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of the Company's notice.

        6.    Indemnification.

          (a)    Indemnification by the Company.    The Company hereby agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities which shall have been registered under the Securities Act, and such holder's officers, directors, partners, members, shareholders, employees, Affiliates, advisors, attorneys and agents (collectively, "Agents") and each other Person, if any, who controls such holder or Agents within the meaning of the Securities Act against any losses, claims, damages, liabilities, reasonable attorneys' fees, costs or expenses (collectively, the "Damages"), joint or several, to which such holder or controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Company or its agents contained in the Shelf Registration Statement, in any preliminary Prospectus or final Prospectus contained therein, or in any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder of Registrable Securities or such controlling Person or participating Person in connection with investigating or defending any such Damages or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, on the effective date thereof, in the Shelf Registration Statement, in any preliminary Prospectus or final Prospectus contained therein or in any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such Damages are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information furnished in writing to the Company by such holder or such controlling or participating Person, as the case may be, specifically for use therein; or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a Prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus which amendment or supplement is delivered to such holder in a timely manner and such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such Damages. If requested by the Underwriters, the Company shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter or its Agents (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 6 and shall survive the transfer of securities by such holder or Underwriter.

          (b)    Indemnification by the Holders of Registrable Securities Which Are Registered.    Each holder of Registrable Securities, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents and each other Person, if any, which controls the Company within the meaning of the Securities Act against any Damages, to which the Company, or such other Person or such Person controlling the Company may become subject under the Securities Act or otherwise, to the extent that such Damages arise out of or are based upon any untrue statements or alleged untrue statement of a material fact contained, on the effective date thereof, in the Shelf Registration Statement, in any preliminary Prospectus or final Prospectus contained therein or in any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such Damages are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information furnished in writing to the Company by such holder specifically for use therein; provided, however, that the aggregate amount which any such holder shall be required to pay pursuant to this Section 6(b) shall in no event be greater than the amount of the net proceeds received by such holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such Damages less all amounts previously paid by such holder with respect to any such Damages. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 6 and shall survive the transfer of securities by such holder or Underwriter.

          (c)    Conduct of Indemnification Proceedings.    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 6 (provided the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under this Section 6 except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 6), and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, or (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest shall exist between such indemnified party and the indemnifying party with respect to such claims; it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to no more than one firm of local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable for any settlement of any such claim or action effected without its prior written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any claim or action in respect of which indemnification or contribution may be sought hereunder, unless such settlement, (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

          (d)    Contribution.    If for any reason the indemnification provided for in the preceding Sections 6(a) or 6(b) is unavailable to an indemnified party in respect of any Damages referred to therein (other than by reason of the exceptions provided therein), or is insufficient to hold harmless an indemnified party hereunder in respect of any Damages referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of, the indemnified party, on the one hand, and the indemnifying party, on the other hand, in connection with the actions which resulted in the Damages, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, in no event shall the liability of any selling holder of Registrable Securities hereunder (whether in respect of indemnification or contribution obligations) be greater in amount than the difference between the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such holder with respect to such Damages.

          (e)   The indemnification and contribution required by this Section 6 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

        7.    Restrictions on Public Sale by the Company.    In the event of an Underwritten Registration pursuant to the Shelf Registration Statement, the Company shall not make any short sale of, loan, grant any option (other than (a) employee options granted in the ordinary course of business consistent with past practice and (b) securities issued under the Company's Employee Stock Purchase Plan) for the purchase of or effect any public sale or distribution of any of its equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the 10 business days prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days beginning on, the effective date of such Shelf Registration Statement and the date of any Prospectus or Prospectus supplement filed in connection therewith (except as part of a Special Registration Statement).

        8.    Underwritten Registration.

          (a)   Notwithstanding anything herein to the contrary, any holder of Registrable Securities who desires to do so may sell Registrable Securities from time to time in an Underwritten Offering pursuant to the Shelf Registration, if the holders of a majority of the Registrable Securities request such an Underwritten Offering; provided, however, that in no event shall more than two Underwritten Offerings of Registrable Securities be conducted pursuant to the Shelf Registration. The sole or managing Underwriters and any additional investment bankers and managers to be used in connection with an Underwritten Offering by such holders of Registrable Securities shall be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities; provided, however, that the selection of the sole or managing Underwriters shall be subject to the prior written consent of the Company, such consent not to be unreasonably withheld or delayed.

          (b)   Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person (a) agrees to sell such Person's securities on the same terms and conditions provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangement and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other customary documents reasonably required under the terms of such underwriting arrangements; provided, however, that no holder of Registrable Securities will be required to provide representations and warranties or indemnities or otherwise become subject to liabilities or obligations in any such underwriting agreement that are not customary for investors of its type in such transaction.

          (c)   The holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such holders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling holder for inclusion in the Shelf Registration Statement. No holder of Registrable Securities shall be required to make any representations or warranties to, or agreements with, the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of disposition.

        9.    Purchase Agreement.    In accordance with Section 8.6 of the Purchase Agreement, the parties agree that Section 5.1(n) of the Purchase Agreement is hereby amended by deleting clause (ii) thereof in its entirety. The parties agree that the activities of the holders of Registrable Securities pursuant to this Agreement shall not be deemed or construed to violate Section 5.1(o) of the Purchase Agreement.

        10.    Miscellaneous.

          (a)    Amendment and Modification.    This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company, (ii) the holders of a majority of the Registrable Securities and (iii) in the case of any amendment which materially and adversely affects any holder of Registrable Securities differently from any other such holder (other than due to any difference in the number of shares owned by any such holder), such holder. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          (b)    Survival of Representations and Warranties.    All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Investor or on its behalf.

          (c)    Successors and Assigns.    The parties to this Agreement intend that this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any holder from time to time of Registrable Securities. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

          (d)    Separability.    In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          (e)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax, telex or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

    If to the Company:

    Caliper Life Sciences, Inc.
    68 Elm Street
    Hopkinton, MA 01748
    Attention: Stephen E. Creager, Esq.
    Telephone: (650) 623-0412
    Fax: (650) 623-0505

    with a required copy to:

    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
    One Financial Center
    Boston, MA 02111
    Attention: William T. Whelan, Esq.
    Telephone: (617) 348-1869
    Fax: (617) 542-2241

    If to the Investor, to:

    The Berwind Company LLC
    c/o Berwind Corporation
    3000 Centre Square West
    1500 Market Street
    Philadelphia, PA 19102
    Attention: Pamela I. Lehrer, Esq.,
    Vice President and General Counsel
    Telephone: (215) 575-2319
    Fax: (215) 563-4489

    with a required copy to:

    Dechert LLP
    Cira Centre 2929 Arch Street
    Philadelphia, PA 19104
    Attention: Carmen J. Romano, Esq.
    Telephone: (215) 994-4000
    Fax: (215) 994-2222

        If to any holder of Registrable Securities other than the Investor, to such holder at the address provided to the Company in writing by such holder.

        All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if faxed during normal business hours (or if not, on the next succeeding business day); when answered back, if telexed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (f)    Governing Law; Venue.

              (i)  The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to any principles or rules of conflicts of laws that would require or permit the application of the laws of another jurisdiction.

             (ii)  The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the State of Delaware. The company and the investor waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 10(f).

          (g)    Headings.    The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          (h)    Counterparts.    This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

          (i)    Further Assurances.    Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (j)    Remedies.    In the event of a breach or a threatened breach by any party to this Agreement of its obligations hereunder, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights otherwise granted hereunder or by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement without the posting of any bond or other security, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. A delay or omission by a party hereto in exercising any right or remedy accruing to it upon a breach of this Agreement shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

          (k)    Party No Longer Owning Securities.    If a party hereto ceases to own any Common Stock, such party will no longer be deemed to be a holder of Registrable Securities for purposes of this Agreement; provided that the indemnification rights and obligations set forth in Section 6 hereof shall survive any such cessation of ownership.

          (l)    Construction.    Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (iv) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; and (v) "or" is not exclusive.

          (m)    Attorneys' Fees.    In the event any party hereto commences any action to enforce any rights of such party hereunder, the prevailing party in such action shall be entitled to recover such party's costs and expenses incurred in such action, including, without limitation, reasonable attorneys' fees.

          (n)    Entire Agreement.    This Agreement sets forth the entire agreement and understandings among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

[signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CALIPER LIFE SCIENCES, INC.
By:	/s/ THOMAS T. HIGGINS
	Name:	Thomas T. Higgins
	Title:	Executive Vice President and Chief Financial Officer
THE BERWIND COMPANY LLC
By:	/s/ VAN BILLET
	Name:	Van Billet
	Title:	Vice President and CFO

[signature page to Registration Rights Agreement]

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